Exhibit 99.2

FORM OF PROXY

FOR COMMON SHARES SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF THE STOCKHOLDERS OF

NI BANCSHARES CORPORATION TO BE HELD ON FEBRUARY 25, 2016

The undersigned hereby appoints John H. Boies, Michael A. Cullen and James W. Dutton, or any two of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of NI Bancshares Corporation to be held at the DeKalb County Farm Bureau, located at 1350 W Prairie Drive, Sycamore, Illinois, on February 25, 2016, at 10:30 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of special meeting and proxy statement/prospectus, receipt of which is acknowledged, as follows:

1.              Approval and adoption of the Agreement and Plan of Merger, dated November 12, 2015, between NI Bancshares and First Midwest Bancorp, Inc. and the transactions contemplated thereby, including the merger of NI Bancshares with and into First Midwest, as more fully described in the proxy statement/prospectus.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

2.              Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit the further solicitation of proxies in favor of the First Midwest merger proposal.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.              Transactions of such other business as may properly come before the special meeting and any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the special meeting.  Your vote is important.  Even if you plan to attend the special meeting, please mark, sign, date and return this proxy to the reply address on the enclosed envelope.  Any previously submitted proxies will not be used at the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

Please Sign Here:

Print Name:

Dated: , 2016

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.